Exhibit 99.2

Simclar (North America), Inc. Financial Statements for the Year Ended December 31, 2004

 Independent Auditors' Report                                     1

 Financial Statements

  Balance sheet                                                   2

  Statement of income                                             3

  Statement of accumulated deficit                                3

  Statement of cash flows                                         4

  Notes to financial statements                               5 - 9

Independent Auditors' Report

To the Board of Directors
Simclar (North America), Inc
Winterville, North Carolina

We have audited the accompanying balance sheet of Simclar (North America), Inc as of December 31, 2004, and the related statements of income, accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simclar (North America), Inc as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                        BATTELLE & BATTELLE, LLP

Dayton, Ohio
May 25, 2005


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

Simclar (North America), Inc

Balance Sheet
December 31, 2004
(Dollars in thousands)

Assets
Currents Assets
   Cash and cash equivalents                                         $    280
   Trade receivables, less allowance for doubtful accounts $30            902
   Other receivables                                                       38
   Amounts receivable from related parties                                  4
   Inventories, less allowance for obsolescence of $30 (Note 2)           508
   Prepaid expenses                                                        78
                                                                     --------
          Total current assets                                          1,810

Property and Equipment, net (Note 3)                                    3,870
                                                                     --------
          Total assets                                               $  5,680
                                                                     ========

Liabilities and Stockholder's Deficit
Current Liabilities
  Accounts payable                                                   $    864
  Amounts payable to related parties                                      627
  Accrued compensation                                                     43
  Accrued restructuring (Note 5)                                          233
  Other current liabilities                                                93
                                                                     --------
          Total current liabilities                                     1,860
                                                                     --------

Long-Term Debt, related party (Note 4)                                  9,834
                                                                     --------

Stockholder's Deficit
  Common stock, $1.00 par value; authorized 100,000 shares;
    issued and outstanding 100 shares                                      --
  Additional paid-in capital                                           29,000
  Accumulated deficit                                                 (35,014)
                                                                     --------
Total stockholder's deficit                                            (6,014)
                                                                     --------
          Total liabilities and stockholder's deficit                $  5,680
                                                                     ========

See Notes to Financial Statements.


                                       2
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Simclar (North America), Inc

Statement of Income
Year Ended December 31, 2004
(Dollars in thousands)

Net sales                                                              $  5,476
Cost of goods sold                                                        4,834
                                                                       --------
            Gross profit                                                    642
                                                                       --------

 Operating Expenses
   Selling, general and administrative expenses                           1,453
   Restructuring costs and impairment charges (Note 5)
                 Asset impairment                              391
                 Restructuring reserve reversals              (150)         241
      Asset impairments                                     --------

                                                                       --------
                 Total operating expenses                                 1,694
                                                                       --------

                 Loss before income taxes                                (1,052)

 Income taxes (Note 6)                                                       --
                                                                       --------
            Net loss                                                   $ (1,052)
                                                                       ========

 Statement of Accumulated Deficit
 Year Ended December 31, 2004
 (Dollars in thousands)

 Balance, January 1, 2004                                              $(33,969)
    Net loss                                                             (1,052)
                                                                       --------
 Balance, December 31, 2004                                            $(35,014)
                                                                       ========

See Notes to Financial Statements

 Simclar (North America), Inc

 Statement of Cash Flows
 Year Ended December 31, 2004
 (Dollars in thousands)

 Cash Flows from Operating Activities
    Net loss                                                         $(1,052)
    Adjustments to reconcile net loss to net cash
     used in operating activities:
      Depreciation                                                        94
      Asset impairments                                                  151
      Restructuring charges                                               90
      Changes relating to operating activities from:
         Trade and other receivables                                     (73)
         Inventories                                                    (416)
         Prepaid expenses                                                172
         Accounts payable                                                737
         Accrued expenses and other current liabilities                 (975)
         Amounts due to/from related parties                             820
                                                                     -------
Net cash used in operating activities                                   (452)

 Cash Flows from Investing Activities
    Proceeds from sale of property and equipment                         805
    Purchase of property and equipment                                (1,476)
                                                                     -------
 Net cash used in investing activities                                  (671)
                                                                     -------

 Cash Flows from Financing Activities
    Long-term borrowings from related party                            1,145
                                                                     -------

Net change in cash and cash equivalents                                   22
Cash and cash equivalents at beginning of year                           258
                                                                     -------
Cash and cash equivalents at end of year                                 280
                                                                     =======

See Notes to Financial Statements.


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

Simclar (North America), Inc
Notes to Financial Statements
(Dollars in thousands)

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Simclar (North America), Inc (the "Company") is engaged in the manufacturing of sophisticated metal fabrications and electrical / electronic assemblies, primarily for the consumer and office equipment industries. The Company's sales are primarily to a number of customers throughout North America to whom credit is extended, all on an unsecured basis, on terms that it establishes for individual customers.

A summary of the Company's significant accounting policies follows:

Liquidity : The financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company continues to rely on financial support from its parent company in the form of group loan balances (see note 4).

Based on available funds, current plans and increasingly opportunistic business conditions, management believes that the Company's available cash, group loans and amounts generated from operations, will be sufficient to meet the Company's cash requirements for the next 12 months. The assumptions underlying this belief include, among other things, that there will be no material adverse developments in the business or market in general. There can be no assurances however that those assumed events will occur. If management's plans are not achieved, there may be further negative effects on the results of operations and cash flows, which could have a material adverse effect on the Company.

Cash and cash equivalents: The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values. The credit risk associated with cash and cash equivalents is considered low due to the high quality of the financial institutions in which the assets are invested.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Inventories: Inventories are stated at the lower of cost or market. Inventory cost is determined by the first-in, first-out method. Work in process and finished goods include materials, labor and allocated overhead.

Property and equipment: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                                                 Years
Machinery and equipment                                         5 - 10
Leasehold improvements                                          3 - 10

Leasehold improvements are depreciated over the shorter of the term of the lease or the estimated useful life of the property. Replacements and betterments that extend the lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Upon the sale or retirement of assets, the related cost and accumulated depreciation are removed and any gain or loss is recognized. Depreciation expense was $94 in the year ended December 31, 2004.


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

Simclar (North America), Inc
Notes to Financial Statements (cont'd)
(Dollars in thousands)

Long-Lived Asset Impairment: In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value of these assets is determined based upon estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. In analyzing the fair value and recoverability using future cash flows, the Company makes projections based on a number of assumptions and estimates of growth rates, future economic conditions, assignment of discount rates and estimates of terminal values. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows. The measurement of impairment loss is the difference between the carrying amount and fair value of the asset. Long-lived assets to be disposed of and/or held for sale are reported at the lower of carrying amount or fair value less cost to sell. The Company determines the fair value of these assets in the same manner as described for assets held and used.

Income Taxes: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred taxes represent the expected future tax consequences when reported amounts of assets and liabilities are recovered or paid. They arise from the difference between the financial reporting and tax bases of assets and liabilities and are adjusted for changes in tax laws and rates when those changes are enacted.

Revenue Recognition and Accounts Receivable : The Company's sales are primarily derived from the manufacturing of sophisticated metal fabrications and electrical / electronic assemblies. Revenue is recognized upon shipment of the product to the customer, under contractual terms and shipping and handling costs incurred by the Company are included in cost of goods sold. Upon shipment, title transfers and the customer assumes the risks and rewards of ownership of the product. The selling price of the product is fixed and the ability to collect for the sale to the customer is reasonably assured when the product is shipped.

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment generally within 30 days from the invoice date.

The Company's estimate of the allowance for doubtful accounts for trade receivables is primarily determined based upon the length of time that the receivables are past due. In addition, management estimates are used to determine probable losses based upon an analysis of prior collection experience, specific account risks and economic conditions.

The Company has a series of actions that occur based upon the ageing of past due trade receivables, including letters and direct customer contact. Accounts are deemed uncollectible based on their past payment account experiences and their current financial condition.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Simclar (North America), Inc
Notes to Financial Statements (cont'd)
(Dollars in thousands)

Note 2. Inventories

Inventories consist of the following components as of December 31, 2004:

Raw materials and supplies                                $288
Work in process                                            184
Finished goods                                              36
                                                          ----
                                                          $508
                                                          ====

Note 3.  Property and Equipment

Property and equipment consists of the following as of December 31, 2004:

Machinery and equipment                                  $15,991
Leasehold improvements                                     1,529
                                                         -------
                                                          17,520

Less accumulated depreciation                             13,650
                                                         -------
                                                         $ 3,870
                                                         =======

During the year property and equipment of $6,629 were disposed of as part of the restructuring exercise described in note 5 below.

Note 4. Transactions with Simclar Group

Related parties are the Company's parent Simclar Group Ltd and its associated subsidiary companies.

Within the operating profit are related party transactions reflecting both sales and purchases with the parent and its subsidiaries in the normal course of business activities. These include related party sales of $490 and purchases of $100. In addition, a fellow subsidiary provides certain financial and administrative services to the Company under a service agreement and these totalled $202 in the year.

The Company has a group receivable balance of $4 and payables of $627 and while they related to normal trading transactions within the Simclar Group, the payable balance included an amount of $358 with Simclar, Inc which related in the main to cash-flow funding arising from the operation of a centralized payroll.

The Company has long term group funding balances with its immediate parent, Simclar International Investments Ltd., which are unsecured, non-interest bearing and have no scheduled repayments, amounted to $9,834 at the year-end. On March 31, 2005 the Company converted $6,000 of this long-term debt to paid-in equity share capital, leaving the balance of $3,834.

Note 5. Restructuring Costs and Impairment Charges

During 2002 and 2003 the Company embarked on a fundamental restructuring, changing its focus from the low-margined and high volume work to reinvent its business based on more lower volume work which was more robust to competition from low-cost geographies and able to command a more favorable margin. This fundamental restructuring involved the closure of its hard-tooling facilities (Houston facility and one of its North Carolina sites) and the disposal of a range of equipment which was dedicated to the high-volume hard-tooling business.

Simclar (North America), Inc
Notes to Financial Statements (cont'd)
(Dollars in thousands)

The provision at the end of 2003 was $1,371 which was provided for expenditure related to property, dilapidation and facility closure costs.


                                           Expenditure   Released
                                 Balance   Incurred In   To 2004     Balance
                                  2003        Year        Income      2004

Property & Dilapidation costs     1,097       (716)       (148)       233
Facility Closure costs              274       (272)         (2)         0
                                  -----       ----        ----        ---
                                  1,371       (988)       (150)       233
                                  -----       ----        ----        ---

The closure of the hard-tooling facilities gave rise to an impairment charge of $391 on equipment which is not reflected in the table above.

Note 6. Income Taxes

The income tax provision (benefit) consists of the following at December 31, 2004:

Deferred benefit                                               $  (8,241)
Increase in valuation allowance                                    8,241
                                                               ---------
   Total                                                       $      --
                                                               ---------

The components of the current and long term net deferred tax asset (liability) are as follows at December 31, 2004:

Current deferred tax asset:
 Accounts receivable, due to allowance for doubtful accounts    $    12
 Inventories, principally due to inventory reserves                  11
 Accruals for financial reporting purposes                           90
                                                                --------
  Total deferred tax asset                                          113
   Less: valuation allowance                                       (113)
                                                                --------
  Net current deferred tax asset                                $    --
                                                                ========

Long-term deferred tax asset (liability) :
 Net operating loss carryforwards                                 8,454
 Depreciation on property, plant and equipment                     (326)
                                                                --------
  Total long term deferred tax asset                              8,128
   Less: valuation allowance                                     (8,128)
                                                                --------
  Net long-term deferred tax asset                              $    --
                                                                ========

In assessing whether or not the deferred tax assets will be realized, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management believes the existing valuation allowance as of December 31, 2004 is appropriate.

Simclar (North America), Inc
Notes to Financial Statements (cont'd)

(Dollars in thousands)

As of December 31, 2004, the Company had net operating loss carry-forwards of approximately $21,890 for Federal income tax purposes. If not used to offset future taxable income, such tax loss carry-forwards expire in 2022 through 2024.

The approximate tax losses, excluding the alternative minimum tax credit carry-forward, expire at the year ending December 31 as follows:

        Year          Tax Losses
        ----          ----------
        2022               3,842
        2023              15,316
        2024               2,732
                      ----------
                      $   21,890
                      ==========

Note 7. Defined Contribution Retirement Plan

The Simclar (North America), Inc. Retirement Savings Plan ("the Plan") is a non-discriminatory retirement plan under Internal Revenue Code section 401(k). Employees are eligible to enroll on the first quarterly entry date after six months of employment.

Although the Company may elect to match employees' voluntary contributions to the Plan, based on a percentage of regular compensation, no matching has been made during the year and accordingly there is no expense in 2004.

Note 8. Operating Leases

The Company has operating leases for two premises, one of which terminates on April 30, 2005 and the other due for renewal on March 31, 2006. The leases require the payment of property taxes, normal maintenance and insurance.

The total minimum rental commitment as of December 31, 2004, is due in future years as follows:

Years ending December 31,
2005                                        $    315
2006                                              62
                                            ========
The rent expense for the year ended December 31, 2004, totaled $442.

Note 9. Major Customers

The Company has a small number of key customers and the aggregate of the three largest customers amounts to approximately 80% of the year's sales.

While the loss of, or substantially reduced sales from these customers would have an adverse effect on the Company's operations, it should be noted that these customers have been newly acquired during the year by the Company as it reinvented its business away from hard-tooled products, and the success of this strategy will see further diversification of both its customer and industry base.

Note 10. Contingencies

There are no contingent liabilities for which a provision has not been made.


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

Note 11. Subsequent Event

On May 19, 2005, Simclar, Inc., a non wholly-owned subsidiary of Simclar Group Ltd., purchased from Simclar Group Ltd. all of the outstanding common shares of the Company. The acquisition had an effective date for accounting purposes of May 1, 2005. The purchase price was $37, representing the book value of the assets, less liabilities, of the Company at March 31, 2005. The purchase price was paid by decreasing the outstanding intercompany loan from Simclar, Inc. to Simclar Group Ltd. by the amount of the purchase price.


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